UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: October 24, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                               51-0374887
(State or Other Jurisdiction of                             (I.R.S.  Employer
Incorporation or Organization)                              Identification  No.)


15501  NORTH  DIAL  BOULEVARD
SCOTTSDALE,  ARIZONA                                        85260-1619
(Address of Principal Executive Offices)                    (Zip  Code)


Registrant's Telephone Number, Including Area Code          (480) 754-3425.

ITEM  7.
       (C)  Exhibits
            (99)  Press Release of  the Company dated October 24, 2000

ITEM  9.  REGULATION  FD  DISCLOSURE.

On October 24, 2000, we issued a press release relating to our financial results for the third quarter of 2000, a copy of which is furnished herewith as Exhibit 99.

In response to questions received after our earnings conference call on October 24, 2000, we are furnishing the following information in response to those questions. We do not intend to update this information, unless we believe it is appropriate or necessary to do so in accordance with the SEC's Regulation FD.

   What  is  the  accounts  payable  balance  at  September  30,  2000?

   $127.5  million


   What is the amount of the third quarter 2000 sales for the Dial/Henkel LLC joint venture?

   $9.2  million

   What  should  be  considered  a  normal  tax  rate  for  Dial?

   We believe that the effective tax rate in 2001 will be approximately 36%, compared to an effective tax rate of 34.5% before and after special charge
   an   a  gain  in  the  third  quarter  of  2000.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
October  24,  2000


/s/  Conrad  A.  Conrad
     Senior  Vice  President  and  Chief  Financial  Officer




                                                                      Exhibit 99


     MEDIA  RELATIONS    -    CYNTHIA  A.  DEMERS
                              (480)  754-4090

     INVESTOR RELATIONS   -   STEPHEN  BLUM
                              (480)  754-5040


                       DIAL REPORTS THIRD QUARTER EARNINGS

     SCOTTSDALE, ARIZ., OCTOBER 24, 2000 - The Dial Corporation (NYSE:DL) today announced third quarter net income of $4.4 million, or $0.05 per Share (diluted), excluding previously announced special charges and a one-time gain. This compares to net income of $30.8 million, or $0.31 per share (diluted) in the third quarter last year.

     As previously announced, the Company will also record a $60.0 million to $70.0 million special charge in the second half of 2000 to restructure the Specialty Personal Care business and the Dial/Henkel joint venture, and to pay severance costs for prior management. The Company recorded $48.7 million of this charge in the third quarter of 2000, including $11.5 million for the joint venture. The Company also recorded a charge of $2.6 million in the third quarter of 2000 for expenses related to closing the Bristol, Pa. plant announced in the second quarter of 2000. These charges were partially offset by a $4.6 million pre-tax gain in the third quarter from changes to certain benefit plans. As a result of these charges and gain, the Company reported a third quarter net loss of $26.2 million, or $0.29 per share (diluted).

     Net sales for the third quarter declined 6 percent to $411.1 million from $437.0 million in the third quarter of 1999. The reduction in sales from last year's third quarter resulted primarily from the Company's concerted effort to reduce end of quarter shipments and promotions, as well as increased competition in many of the categories in which the Company competes, partially offset by acquisitions made earlier this year.

     Gross margin for the third quarter, excluding the previously announced special charge, was 47.8 percent, compared to 49.7 percent in the year ago period. Gross margin was negatively impacted primarily by reduced overhead absorption in the Company's manufacturing facilities associated with lower sales, as well as higher costs associated with petroleum related materials and activities and higher costs resulting from consolidating the Specialty Personal Care business' distribution and warehouse facilities

     Excluding previously announced special charges and one-time gains, net Income for the nine month period was $35.4 million, or $0.38 per share (diluted), versus $86.1 million, or $0.86 per share (diluted), in the prior year period. Including one-time charges and gains, the Company had a net loss for the nine months of $3.5 million, or $0.04 per share (diluted).

     Net sales for the nine month period were down 5.8 percent to $1,193.0 Million from $1,266.3 million in the prior year period. Sales in the nine month Period were impacted by factors previously disclosed by the Company as impacting First half results, the Company's concerted efforts to reduce end of quarter Shipments and promotions, and increased competition in many of the categories in which the Company competes, partially offset by acquisitions made earlier this year.

     Total debt at the end of the third quarter was $636.5 million, down $20.5 million from the balance at the end of the second quarter. The reduction in debt was funded from free cash flow generated in the quarter and cash on hand. Debt repayment is expected to be accelerated as a result of the previously announced reduction of the Company's quarterly dividend. Cash flow from operations in the third quarter was $23.1 million compared to $36.4 million in the third quarter of 1999. The year-over-year reduction in cash flow from operations resulted primarily from a reduction in net income, offset, in part, by the non-cash portion of the one-time charges.

     "The third quarter was clearly a time of transition for Dial," said Herbert
M. Baum, Dial chairman, president and chief executive officer. "We took significant steps to increase our competitiveness and the future success of the Company by moving to a business unit organization; bringing in experienced, key executives; eliminating under-performing SKUs; discontinuing the unprofitable Nature's Accent personal care line and the unprofitable private label specialty soaps business; re-evaluating the Dial/Henkel joint venture; and reducing end of quarter shipments and promotions. As a result, we're comfortable with the consensus estimate for net earnings of $0.50 per share for this year excluding one-time items."

     "Despite lower earnings this year as compared to last year, our cash generated from operations remains strong," added Baum. "For the nine month period, cash flow from operations was $58.0 million versus $62.3 million in last year's period - at which time the Company reported record earnings. This resulted primarily from a reduction in net income offset, in part, by the non-cash impact of the special charges announced in the second and third quarter of this year. We believe that further improvements will occur as we better align product shipments with everyday sales and achieve the benefits of our cost improvement programs."

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman
Cosmetics personal care brands. Dial products have been in the American marketplace for more than 100 years.

     Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements, as the term is defined by the Securities and Exchange Commission (SEC). Actual results might differ materially from those projected in the forward-looking statements. Factors that could cause actual results to materially differ from those in the forward-looking statements are detailed in Dial's SEC filings.

     Senior management will host a LIVE CONFERENCE CALL and REAL-TIME WEBCAST today, beginning at 1:00 p.m. Eastern Time and lasting approximately 45 minutes to discuss the Company's third quarter results and outlook for the balance of fiscal 2000.

     Access for the conference call and webcast is open to the press and general public in a listen only mode. To access the conference call, please dial 1-952-556-2804. The webcast may also be accessed at www.streetfusion.com with replays available shortly after the conclusion of the call at the same Web address as well as by dialing 1-703-326-3020 and entering the ID code (for the replay only) 4685688.

                                       ###


                                               THE DIAL CORPORATION
                                              SUMMARY OF OPERATIONS
                                                    Unaudited

                                             In millions, except for per share data
                                       QUARTER ENDED                    NINE MONTHS ENDED
                                       -------------                    -----------------


                                                     SEPTEMBER 30, 2000    OCTOBER 2, 1999    SEPTEMBER 30, 2000
                                                    --------------------  -----------------  --------------------
Net Sales. . . . . . . . . . . . . . . . . . . . .  $             411.1   $          437.0   $           1,193.0
                                                    --------------------  -----------------  --------------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . . . .                214.7              220.0                 612.2

  Asset write-downs and discontinued product
     inventories as a result of restructuring. . .                 31.3                  -                  48.5
                                                    --------------------  -----------------  --------------------

                                                                  246.0              220.0                 660.7


  Selling, general and administrative expenses . .                173.6              161.3                 484.4

  Restructuring charges and other asset writedowns                  8.5                  -                  12.3
                                                    --------------------  -----------------  --------------------

                                                                  182.1              161.3                 496.7


  Total costs and expenses . . . . . . . . . . . .                428.1              381.3               1,157.4
                                                    --------------------  -----------------  --------------------

Operating income . . . . . . . . . . . . . . . . .                (17.0)              55.7                  35.6

  Interest and accretion expense . . . . . . . . .                 13.9                8.0                  35.8

  Net loss of  Joint Venture . . . . . . . . . . .                (13.6)              (0.4)                (18.0)

  Other income - Gain on Special Items . . . . . .                  4.6                  -                  11.2
                                                    --------------------  -----------------  --------------------

Income before income taxes . . . . . . . . . . . .                (39.9)              47.3                  (7.0)

  Income taxes . . . . . . . . . . . . . . . . . .                (13.7)              16.5                  (3.5)
                                                    --------------------  -----------------  --------------------

Net income . . . . . . . . . . . . . . . . . . . .  $             (26.2)  $           30.8   $              (3.5)
                                                    ====================  =================  ====================


Basic earnings per share . . . . . . . . . . . . .  $             (0.29)  $           0.31   $             (0.04)
                                                    ====================  =================  ====================

Diluted earnings per share . . . . . . . . . . . .  $             (0.29)  $           0.31   $             (0.04)
                                                    ====================  =================  ====================


Basic shares outstanding . . . . . . . . . . . . .                 91.2               98.3                  92.5

  Common share equivalents . . . . . . . . . . . .                  0.1                1.8                   0.4
                                                    --------------------  -----------------  --------------------

Diluted shares outstanding . . . . . . . . . . . .                 91.3              100.1                  92.9
                                                    ====================  =================  ====================



                                                     OCTOBER 2, 1999
                                                    -----------------
Net Sales. . . . . . . . . . . . . . . . . . . . .  $        1,266.3
                                                    -----------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . . . .             633.7

  Asset write-downs and discontinued product
     inventories as a result of restructuring. . .                 -
                                                    -----------------

                                                               633.7


  Selling, general and administrative expenses . .             473.4

  Restructuring charges and other asset writedowns                 -
                                                    -----------------

                                                               473.4


  Total costs and expenses . . . . . . . . . . . .           1,107.1
                                                    -----------------

Operating income . . . . . . . . . . . . . . . . .             159.2

  Interest and accretion expense . . . . . . . . .              24.7

  Net loss of  Joint Venture . . . . . . . . . . .              (0.4)

  Other income - Gain on Special Items . . . . . .                 -
                                                    -----------------

Income before income taxes . . . . . . . . . . . .             134.1

  Income taxes . . . . . . . . . . . . . . . . . .              48.0
                                                    -----------------

Net income . . . . . . . . . . . . . . . . . . . .  $           86.1
                                                    =================


Basic earnings per share . . . . . . . . . . . . .  $           0.87
                                                    =================

Diluted earnings per share . . . . . . . . . . . .  $           0.86
                                                    =================


Basic shares outstanding . . . . . . . . . . . . .              98.5

  Common share equivalents . . . . . . . . . . . .               2.1
                                                    -----------------

Diluted shares outstanding . . . . . . . . . . . .             100.6
                                                    =================



                                          THE DIAL CORPORATION
                                          SUMMARY OF NET SALES
                                                Unaudited


                                                         In millions
                                     QUARTER ENDED                    NINE MONTHS ENDED
                                     -------------                    -----------------


                            SEPTEMBER 30, 2000   OCTOBER 2, 1999   SEPTEMBER 30, 2000   OCTOBER 2, 1999
                            -------------------  ----------------  -------------------  ----------------
Dial . . . . . . . . . . .  $             101.1  $          106.8  $             284.6  $          307.8
Purex. . . . . . . . . . .                115.7             112.8                350.0             354.9
Renuzit. . . . . . . . . .                 54.9              53.4                156.2             152.0
Armour . . . . . . . . . .                 47.3              67.5                143.3             179.2
Specialty Personal Care. .                 24.7              37.8                 71.5              88.6
                            -------------------  ----------------  -------------------  ----------------
  Total Domestic Branded .                343.7             378.3              1,005.6           1,082.5
International. . . . . . .                 52.0              42.1                137.5             131.8
Commercial Markets & Other                 15.4              16.6                 49.9              52.0
                            -------------------  ----------------  -------------------  ----------------

Total sales reported . . .  $             411.1  $          437.0  $           1,193.0  $        1,266.3
                            ===================  ================  ===================  ================




                                                    THE DIAL CORPORATION

                                                  CONDENSED BALANCE SHEET
                                                         Unaudited

                                                                     In millions


                                                         SEPTEMBER 30,         DECEMBER 31,
                                                             2000                  1999
                                                      -------------------  --------------------
ASSETS
Current assets . . . . . . . . . . . . . . . . . . .  $            370.1   $             332.5
Non-current assets . . . . . . . . . . . . . . . . .             1,038.4                 937.2
                                                      -------------------  --------------------

     Total assets. . . . . . . . . . . . . . . . . .  $          1,408.5   $           1,269.7
                                                      ===================  ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . . . . . .  $            253.6   $             318.0
Long-term liabilities. . . . . . . . . . . . . . . .               849.0                 540.4
Stockholders' equity . . . . . . . . . . . . . . . .               305.9                 411.3
                                                      -------------------  --------------------

     Total liabilities and stockholders' equity. . .  $          1,408.5   $           1,269.7
                                                      ===================  ====================



CONDENSED STATEMENT OF CASH FLOWS
Unaudited
      In millions
      QUARTER ENDED. . . . . . . . . . . . . . . . .  NINE MONTHS ENDED
----------------------------------------------------  -------------------
      SEPTEMBER 30, 2000 . . . . . . . . . . . . . .  OCTOBER 2, 1999      SEPTEMBER 30, 2000    OCTOBER 2, 1999
----------------------------------------------------  -------------------  --------------------  -----------------
Net cash provided by operations. . . . . . . . . . .  $             23.1   $              36.4   $           58.0   $ 62.3

Net cash used by investing activities. . . . . . . .                (9.1)                (22.9)            (155.6)   (36.5)

Net cash provided (used) by financing activities . .               (27.5)                (10.9)              98.0    (30.3)
                                                      -------------------  --------------------  -----------------  -------

Net increase (decrease) in cash and cash equivalents               (13.5)                  2.6                0.4     (4.5)
Cash and cash equivalents, beginning of year/period.                20.0                   5.3                6.1     12.4
                                                      -------------------  --------------------  -----------------  -------

Cash and cash equivalents, end of period . . . . . .  $              6.5   $               7.9   $            6.5   $  7.9
                                                      ===================  ====================  =================  =======
